Q2 2026 Business Update

AUGUST 10, 2026

Disclaimers

This presentation, as well as information included in oral statements made, or to be made, by our senior management contain forward-looking statements that are based on current expectations, estimates, beliefs and assumptions. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. While we may elect to update these forward-looking statements at some point in the future, we disclaim any obligation to do so, except as may be required by law, even if our estimates or assumptions change. In light of these and other uncertainties, the inclusion of a forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements. Factors which could cause our actual results to be materially different from those in or implied by the forward looking statements we make, many of which are beyond our control, include, among other things, the operating success of our tenants, managers and borrowers for collection of our lease and interest income; the success of property development and construction activities; the risk that the cash flows of our tenants, managers and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; risks associated with pandemics, epidemics or outbreaks; the risk of damage from catastrophic weather and other natural or man-made disasters and the physical effects of climate change; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; operational risks with respect to our senior housing operating portfolio structured communities; risks related to our ability to maintain the privacy and security of Company information; disruptions to the management and operations of our business and the uncertainties caused by activist investors; adverse economic effects from international trade disputes (including threatened or implemented tariffs imposed by the U.S. or by foreign countries) or similar events impacting economic activity; our dependence on the ability to continue to qualify for taxation as a real estate investment trust; and other risk which are described under the heading “Risk Factors” in Item 1A in our Form 10-K for the year ended December 31, 2025 and under the heading “Risk Factors” in Item 1A in our Form 10-Q for the quarter ended June 30, 2026.

In this presentation we refer to non-GAAP financial measures. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles. Reconciliations to certain non-GAAP measures can be found at the end of this presentation, in the Company’s quarterly supplementals which can be found on our website at www.nhireit.com, and in our quarterly Form 10-Q filings and annual Form 10-K filing. Throughout this presentation, certain abbreviations and acronyms are used to simplify the format. A list of definitions is provided at the end of this presentation to clarify the meaning of any reference that may be ambiguous.



Overview of Second Quarter 2026

NHI NATIONAL HEALTH INVESTORS

Summary of Quarterly Financial Results [1]

(in thousands except per share and percentages)	Q2 2025	Q1 2026	Q2 2026
Net Income per diluted share	$0.79	$0.82	$1.15
NAREIT FFO per diluted share	$1.19	$1.23	$1.19
Normalized FFO per share	$1.22	$1.23	$1.19
Funds Available for Distribution (FAD)	$55,957	$62,471	$61,620
Diluted shares outstanding	46,822	48,548	48,498
FAD Payout Ratio	76.3%	71.3%	73.3%
SHOP NOI	$3,821	$8,891	$11,022
SHOP NOI Margin	26.9%	24.0%	24.6%



[1] Refer to Appendix for definitions and relevant non-GAAP reconciliations

Key Operating and Balance Sheet Highlights

Real Estate Investments

- Lease revenue excluding straight-line, lease amortization, and escrow reimbursement revenue of $68.9 million increased 2.8% compared to Q2 2025. The increase was driven primarily by properties acquired since the end of Q2 2025, increases to the percentage rent current year revenue, and annual escalators. The increase was offset $2.2 million from transitioned properties on August 1, 2025 as well as the $0.6 million from dispositions;
  - Deferral repayments and percentage rent attributable to Bickford were approximately $1.3 million in Q2 2026; and
- Interest income and other revenue declined by 16.1% to $5.2 million compared to $6.1 million in the prior year period. The Mortgage and other notes receivable balance declined by approximately $43.7 million to $209.3 million compared to the prior year period.

Senior Housing Operating Portfolio (SHOP) [1]

- **Total SHOP**
  - Q2 2026 SHOP revenue increased 215.0% compared to the prior year period and 20.8% sequentially due to the transition of the acquisition of nine properties on February 1, 2026, and seven properties on May 1, 2026;
    - Q2 2026 SHOP occupancy was 85.9% and RevPOR was $4,543;
  - Q2 2026 NOI of $11.0 million increased 188.5% compared to the prior year period and 24.0% sequentially; and
  - Q2 2026 SHOP NOI margin of 24.6% decreased 250 bps compared to the prior year period and increased 60 bps sequentially;
- **Same-Store ("SS") SHOP**
  - On a SS basis for 15 properties, SHOP revenue decreased 0.8% driven by a 3.8% increase in RevPOR offset by a 400-bps decline in occupancy to 85.8%; and
  - SS SHOP NOI decreased by 6.2% compared to the prior year period and increased 18.6% sequentially and the SS NOI margin declined by 150-basis points compared to the prior year period and increased 400 bps sequentially to 25.4%.

Balance Sheet [1]

- Net Debt to Adjusted EBITDA at an annualized 4.1x is within NHI's updated target range of 3.5x – 4.5x; pro forma Net Debt to Adjusted EBITDA of 2.5x
- Total liquidity of approximately $792 million at June 30, 2026, and pro forma liquidity of approximately $1.3 billion.

Portfolio Activity

- Announced 2026 year-to-date investments totaling $237.2 million including $212.4 million of SHOP investments;
- Completed the sale of 35 properties to NHC for cash consideration of $560.0 million resulting in a net gain of approximately $541.6 million;
- In addition to NHC, NHI completed 2026 year-to-date dispositions totaling $117.4 million of 6 properties at an average yield of 8.2%;
- NHI has signed LOIs totaling $127.3 million and an incremental pipeline of $420.0 million focused on private pay senior housing; and

2026 Guidance

NHI
NATIONAL HEALTH INVESTORS

2026 Guidance Range [1]

(in millions except per share amounts)		Low		High
Net income attributable to common stockholders	$	703.0	$	705.2
Adjustments to NAREIT Funds From Operations (FFO)				
Depreciation (net) [2]		94.4		95.0
Gains on sales and impairments of real estate		(565.9)		(566.3)
Participating securities		0.8		1.0
NAREIT FFO		232.3		234.9
Adjustments to Normalized Funds From Operations (NFFO)				
Other		-		-
NFFO		232.3		234.9
Adjustments to Funds Available for Distribution (FAD)				
Straight-line revenue and lease incentive amortizations, net [2]		(0.1)		(0.3)
Equity method investment adjustments		(1.7)		(1.5)
Equity method investment non-refundable fees received		1.6		1.8
Non-cash stock-based compensation		7.5		7.2
SHOP [2] and equity method investment recurring capital expenditures		(4.0)		(3.8)
Other [2, 3]		5.0		5.4
FAD	$	240.6	$	243.7
Weighted average diluted common shares		49.0		49.0
NAREIT FFO per diluted common share	$	4.74	$	4.79
NFFO per diluted common share	$	4.74	$	4.79

2026 Guidance Assumptions & Considerations

NHI's 2026 annual guidance includes the following assumptions:

- $180.0 million in unidentified new investments;
- Approximately $665 million in expected disposition proceeds in 2026 resulting in a gain ranging between $565.9 million - $566.3 million;
- Continued fulfillment of existing commitments;
- Same-Store SHOP NOI annual growth on 15 properties in a range of 1.0% - 3.0%; and
- Total SHOP NOI on 42 properties, before the assumption for unidentified new SHOP investments ranging between $44.1 million - $45.1 million.

In addition to the assumptions listed above, NHI's guidance range is based on several other assumptions, many of which are outside the Company's control and all of which are subject to change. The guidance range may change if actual results vary from these assumptions.



1 Refer to Appendix for definitions and relevant non-GAAP reconciliations
2 Net of amounts attributable to non-controlling interests
3 Includes credit loss expense, non-real estate depreciation, net, amortizations associated with debt facilities and participating securities

Investment Overview

NATIONAL HEALTH INVESTORS

Significant Senior Housing Growth Opportunity

- Increasing concentration in private-pay senior housing enhances NHI's valuation profile versus other healthcare real estate sectors
  - Pro forma private pay senior housing annualized NOI [1] represents 79.4% of annualized NOI compared to 68.8% in Q12026 and 65.7% in Q2 2025
- Expanded SHOP exposure strengthens long-term growth outlook
  - Pro forma SHOP annualized NOI[1] represents 15.3% of annualized NOI compared to 11.0% in Q1 2026 and 5.1% in Q2 2025

Financial Strength Positions NHI for External Growth

- Strong balance sheet provides substantial acquisition capacity
  - Pro forma liquidity and net debt to EBITDA [2] of approximately $1.3 billion and 2.6x, respectively
- Active investment pipeline supports continued expansion
  - $420.0 million actionable pipeline and $127.3 million under LOI at an initial NOI yield of 6.8%

Diversified Portfolio Limits Concentration Risk

- Broad diversification across 33 states and 36 operating partners
- Triple-net lease structure provides stable cash flows and strong credit mitigates downside risk
- EBITDARM coverage trends continue to strengthen across asset classes

Strong Industry Dynamics Support Long Term Growth [3]

- Constrained supply environment supports pricing power and occupancy growth
  - Inventory growth at approximately 0.5% versus 2.1% historic average
  - New starts more than 60% below historic levels; construction at 2.2% of inventory (50% below historic average)
- Favorable demographic tailwinds
  - 85+ population growth expected to accelerate significantly over the next 15 years

1 See slide 6 for detail
2 See slide 8 for detail
3 University of Virginia's Weldon Cooper Center for Public Service; National Investment Center for Senior Housing & Care ("NIC"); NIC data is from NICMAP Primary & Secondary markets through Q2 2026.

Increased Private Pay Senior Housing Concentration

Private Pay Enhances Value Proposition

- Pro forma Senior Housing and SHOP Investment and adjusted NOI concentrations increase significantly to 84.6% of Total Investment and 79.4% of annualized adjusted NOI
- Significant embedded organic growth upside in SHOP adjusted NOI driven by high single-digit to low double digit internal growth
- Shift in concentration enhances NHI's overall value proposition due to valuation disparity between private pay senior housing and SNF cap rates

Capitalization Rates [1]	Class A	Class B	Class C
Core Markets			
Independent Living	6.1%	7.1%	7.7%
Assisted Living	6.8%	7.8%	8.9%
Memory Care	8.3%	9.3%	10.1%
Skilled Nursing	11.0%	12.1%	12.8%
Non-Core Markets			
Independent Living	6.8%	7.7%	8.4%
Assisted Living	7.2%	8.4%	9.4%
Memory Care	8.7%	9.7%	10.6%
Skilled Nursing	11.7%	12.7%	13.3%

Total Investment

As of March 31, 2026



Other[4]
1.7%
SHOP
20.5%
Senior housing
60.0%
Specialty hospital
1.9%
$3.62bn
Investment[2]
Skilled nursing
15.8%

June 30, 2026 Pro Forma [3]



Other[4]
1.5%
SHOP
24.4%
Senior housing
60.2%
Specialty hospital
2.0%
$3.50bn
Investment[3]
Skilled nursing
11.9%

Annualized Adjusted NOI

As of March 31, 2026



Other[4]
1.8%
SHOP
11.0%
Specialty hospital
2.0%
Senior housing
57.8%
$322mm
Adj. NOI[2]
Skilled nursing
27.4%

Jun 30, 2026 Pro Forma [3]



Other[4]
1.9%
SHOP
15.3%
Specialty hospital
2.3%
Senior housing
64.1%
$289mm
Adj. NOI[3]
Skilled nursing
16.5%

1 Source: CBRE U.S. Senior Housing & Care Investor Survey H2 2025.

2 As of March 31, 2026. Investment includes $3.4 billion in gross real estate and $0.2 million in mortgage notes and other notes receivable, net of credit loss reserves. See Appendix for Adjusted NOI reconciliation.

3 Pro forma basis assumes transactions are annualized from June 30, 2026. Assumes sale of NHC properties with gross book value of $133.8 million and $40.3 million in annualized cash revenue. Assumes additional dispositions of 2 properties with gross book value of $27.8 million and $1.9 in annualized cash revenue. The timing and amount of the adjustments to these measures cannot be allocated or quantified with certainty and, accordingly, a reconciliation to the comparable GAAP financial measures is not available without unreasonable effort

4 Other consists primarily of investments in non-mortgage notes receivable.

Recent Investments and Pipeline

(dollars in millions)

Date	Tenant / Borrower	Investment Type	Yield [1]	Investment [2]
2Q 2026	Wingate	Mortgage loan	8.00%	$ 5.5
2Q 2026	Fellowship Senior Living	Lease / Mtg Loan	8.05%	19.3
Q2 2026	Generations	SHOP	7.80%	105.5
Q1 2026	Allegro Living Management	SHOP	7.60%	106.9
		YTD 2026	**7.74%**	**$ 237.2**
Q4 2025	PLC	Lease	8.00%	$ 52.1
Q4 2025	Silver Wave Capital	Mortgage loan	8.75%	11.3
Q4 2025	William James Group	Lease	8.25%	7.0
Q4 2025	Fellowship Senior Living	Mortgage loan	8.50%	18.8
Q4 2025	Senior Living Communities [3]	Lease	8.25%	54.0
Q4 2025	Compass Senior Living	SHOP	7.51%	74.3
Q2 2025	Encore Senior Living	Construction loan	9.00%	28.0
Q2 2025	Agemark Senior Living	Lease	8.00%	63.5
Q1 2025	Senior Living Hospitality	Loan	9.00%	1.9
Q1 2025	Mainstay [4]	Lease	8.00%	8.6
Q1 2025	Vizion	Loan	9.15%	5.4
Q1 2025	Juniper Communities	Lease	7.95%	46.3
Q1 2025	Generations	Lease	8.00%	21.2
		Total 2025	**8.08%**	**$ 392.4**



Significant Pipeline Creates Pathway for External Growth Opportunities

2026 Investments: $237.2 million at an average initial yield of 7.74%

Signed LOIs: $127.3 million at an average NOI yield of 6.8% (6.5% after routine capex)

Pipeline: Approximately $420.0 million excluding several portfolio deals

Investment History with New & Existing Relationships


New
Existing
Yield1
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$-
9.5%
9.0%
8.5%
8.0%
7.5%
7.0%
6.5%
6.0%
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026

1 Represents contractual rent or interest / purchase price. SHOP yields are after routine capex.
2 Excludes first year expected capital investments of $3.6 million for Generations and $3.3 million for Allegro.
3 Investment funded partially with the satisfaction of a mortgage which contained a purchase option for NHI.
4 Property acquired in a deed in lieu of foreclosure transaction to satisfy the repayment of a $10.0 million mortgage note receivable.

Financial Strength Positions NHI for Potential Accretive External Growth

(dollars in millions)

NHI NATIONAL HEALTH INVESTORS

Capacity for Future Capital Deployment Greatly Enhanced

- On a pro forma basis, liquidity is estimated at approximately $1.3 billion which includes a $500.0 million At-the-Market ("ATM") equity program
- On a pro forma basis, net debt to annualized adjusted EBITDA is estimated to improve from 4.1x at June 30, 2026, to 2.5x which is well below the Company's target range of 3.5x – 4.5x
- On a pro forma basis, weighted average debt maturity increases to 4.6 years from 4.0 years with no maturities until 2028

Pro Forma Liquidity [1]

Cash and cash equivalents	$	30.4
Credit Facility Availability		422.0
Escrow funds for 1031 exchanges		334.0
ATM capacity		500.0
Total Liquidity	$	1,286.4

Pro Forma Debt Maturity [1]

Financial Instrument	Amount Outstanding	Interest Rate	Fixed / Variable	Maturity	Years to Maturity
Revolver (Daily SOFR + 105)	$ 278.0	4.68%	Variable	Oct-28	2.3
Senior Unsecured Notes due 2031	400.0	3.00%	Fixed	Feb-31	4.6
Senior Unsecured Notes due 2033	350.0	5.35%	Fixed	Feb-33	6.6
Total Debt	$ 1,028.0				
Weighted Average		4.25%			4.6

Net Debt to Annualized Adjusted EBITDA [2]


4.1x
2.5x
Q2 2026
Pro Forma 3

1 Pro forma basis assumes transactions occurred on July 1, 2026. Assumes $221.0 million from NHC sale proceeds, $20.0 million escrowed for liquidated damages related to the NHC sale , and $19.0 million in disposition proceeds applied to revolving credit facility balance. Assumes $100.0 million private placement note paid off using the revolving credit facility. The $700.0 million revolving credit facility had a $438.0 million outstanding on June 30, 2026.

2 See Appendix for Q2 2026 net debt to adjusted EBITDA reconciliation.

3 Pro forma basis assumes transactions are annualized from June 30, 2026. Assumes $40.3 million in annualized NHC cash revenue and $1.9 million in annualized cash revenue from other dispositions. The timing and amount of the adjustments to these measures cannot be allocated or quantified with certainty and, accordingly, a reconciliation to the comparable GAAP financial measures is not available without unreasonable effort

Diversified Portfolio Across the Senior Housing Care Continuum

NATIONAL HEALTH INVESTORS

Geographically Diverse Portfolio Spans the Senior Housing Care Continuum[1]

117 SENIOR HOUSING | 33 SKILLED NURSING | 2 SPECIALTY HOSPITAL | 42 SHOP



NHI's portfolio spans the entire senior care continuum including discretionary senior housing, needs-driven senior housing, and skilled nursing and specialty hospitals. The portfolio is well diversified across asset class and product type with limited concentration risk to tenants or geography.

Portfolio Overview

194 *Properties*

36 *Operating Partners*

33 *States*



Other[2]
1.5%
SHOP
24.4%
Senior housing
60.2%
Specialty hospital
2.0%
Skilled nursing
11.9%
$3.5bn
Investment[1]

Portfolio	Properties	Units
Senior Housing Triple-net & Mortgage	117	9,678
Skilled Nursing Triple-net & Mortgage	33	4,056
Specialty Hospital Triple-net & Mortgage	2	107
Senior Housing Operating ("SHOP")	42	4,001
Total	**194**	**17,842**

[1] Data as of 6/30/26 and excludes assets held for sale. Investment includes $3.3 million in gross real estate and $0.2 million in mortgages and other notes receivable, net of credit loss reserves

[2] Other consists primarily of investments in non-mortgage notes receivable

Asset Diversification Creates Stronger Portfolio



Senior Housing - Need Driven
Bickford
Need Driven ex. Bickford
1.80x
1.60x
1.40x
1.20x
1.00x
0.80x
0.60x
1Q 2021
2Q 2021
3Q 2021
4Q 2021
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023
2Q 2023
3Q 2023
4Q 2023
1Q 2024
2Q 2024
3Q 2024
4Q 2024
1Q 2025
2Q 2025
3Q 2025
4Q 2025
1Q 2026

The Senior Housing – Need Driven portfolio has experienced significant coverage improvement since the start of the portfolio optimization in 2021.

The SNF/Medical and Discretionary (largely CCRC) portfolios which generate 45% of annualized adjusted NOI have proven resilient throughout.



Senior Housing - Discretionary
SNF/Medical
3.10x
2.60x
2.10x
1.60x
1.10x
0.60x
1Q 2021
2Q 2021
3Q 2021
4Q 2021
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023
2Q 2023
3Q 2023
4Q 2023
1Q 2024
2Q 2024
3Q 2024
4Q 2024
1Q 2025
2Q 2025
3Q 2025
4Q 2025
1Q 2026

Coverage represents EBITDARM coverage for the TTM period ending in the period specified.

Favorable Industry Dynamics: A Pathway For Long Term Growth

Supply Growth is Slowing

Inventory growth of 0.5% across the care continuum is at an historic low


Inventory Growth
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
1Q2009
3Q2009
1Q2010
3Q2010
1Q2011
3Q2011
1Q2012
3Q2012
1Q2013
3Q2013
1Q2014
3Q2014
1Q2015
3Q2015
1Q2016
3Q2016
1Q2017
3Q2017
1Q2018
3Q2018
1Q2019
3Q2019
1Q2020
3Q2020
1Q2021
3Q2021
1Q2022
3Q2022
1Q2023
3Q2023
1Q2024
3Q2024
1Q2025
3Q2025
1Q2026
Senior Housing
Independent Living
Assisted Living

Rolling 4-Quarter units started in Q2 2026 were 62% below the historical average


Senior Housing: Rolling 4-Quarter Units Started
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
1Q2008
3Q2008
1Q2009
3Q2009
1Q2010
3Q2010
1Q2011
3Q2011
1Q2012
3Q2012
1Q2013
3Q2013
1Q2014
3Q2014
1Q2015
3Q2015
1Q2016
3Q2016
1Q2017
3Q2017
1Q2018
3Q2018
1Q2019
3Q2019
1Q2020
3Q2020
1Q2021
3Q2021
1Q2022
3Q2022
1Q2023
3Q2023
1Q2024
3Q2024
1Q2025
3Q2025
1Q2026

Source: National Investment Center for Senior Housing & Care ("NIC"); data is from NICMAP Primary & Secondary markets through Q2 2026.

Favorable Industry Dynamics: A Pathway For Long Term Growth

Demand Growth is Surging

The 85+ population growth is expected to accelerate to 1.9% by 2030 and 3.5% in the following decade



U.S. 85+ Population (in millions)
5.7
6.3
7.6
10.8
1.0% CAGR
1.9% CAGR
3.5% CAGR
2010
2020
2030E
2040E

Absorption remains well above historic averages resulting in the highest ever number of occupied senior housing units



Absorption
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
-10.0%
1Q2009 3Q2009 1Q2010 3Q2010 1Q2011 3Q2011 1Q2012 3Q2012 1Q2013 3Q2013 1Q2014 3Q2014 1Q2015 3Q2015 1Q2016 3Q2016 1Q2017 3Q2017 1Q2018 3Q2018 1Q2019 3Q2019 1Q2020 3Q2020 1Q2021 3Q2021 1Q2022 3Q2022 1Q2023 3Q2023 1Q2024 3Q2024 1Q2025 3Q2025 1Q2026
Senior Housing
Independent Living
Assisted Living

Source: University of Virginia's Weldon Cooper Center for Public Service; National Investment Center for Senior Housing & Care ("NIC"); NIC data is from NICMAP Primary & Secondary markets through Q2 2026.

Appendix: Definitions

ADJUSTED EBITDA & EBITDARM

NHI considers Adjusted EBITDA to be an important supplemental measure because it provides information which is used to evaluate the Company's performance and serves as an indication of the ability to service debt. NHI defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization, including amounts in discontinued operations, excluding real estate asset impairments and gains on dispositions and certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing Adjusted EBITDA for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs. Adjusted EBITDA also includes NHI's proportionate share of unconsolidated equity method investments presented on a similar basis. Since others may not use the Company's definition of Adjusted EBITDA, caution should be exercised when comparing NHI's Adjusted EBITDA to that of other companies. EBITDARM is earnings before interest, taxes, depreciation, amortization, rent and management fees.

ADJUSTED NET OPERATING INCOME

Adjusted net operating income ("Adjusted NOI") is a non-U.S. GAAP supplemental financial measure used to evaluate the operating performance of real estate. We define Adjusted NOI as total revenues, less straight-line revenue, less corporate interest income, less tenant reimbursements and property operating expenses, and adjusted for non-cash revenue items including, but not limited to, amortization of commitment fees, deferred financing costs and original issue discounts and lease incentive amortization. We believe Adjusted NOI provides investors relevant and useful information as it measures the operating performance of our properties at the property level on an unleveraged basis. We use adjusted NOI to make decisions about resource allocations and to assess the property level performance of our properties.

FAD PAYOUT RATIO

The Funds Available for Distribution (FAD) payout ratio is a metric used in the REIT (Real Estate Investment Trust) industry to gauge the percentage of FAD that a company distributes to shareholders as dividends. The FAD payout ratio is calculated by dividing the Company's accrued dividends payable to common stockholders by its FAD for the period indicated.

NET OPERATING INCOME

Net operating income ("NOI") is a non-U.S. GAAP supplemental financial measure used to evaluate the operating performance of real estate. NHI defines NOI as total revenues, less tenant reimbursements and property operating expenses. The Company believes NOI provides investors relevant and useful information as it measures the operating performance of properties at the property level on an unleveraged basis. NHI uses NOI to make decisions about resource allocations and to assess the property level performance of our properties.

NAREIT FUNDS FROM OPERATIONS (FFO)

FFO per share, as defined by the National Association of Real Estate Investment Trusts (NAREIT) and applied by us, is calculated using the two-class method with net income allocated to common stockholders and holders of unvested restricted stock by applying the respective weighted-average shares outstanding during each period. The calculation of FFO begins with net income attributable to common stockholders (computed in accordance with GAAP) and excludes gains (or losses) from sales of real estate property, impairments of real estate, and real estate depreciation and amortization after adjusting for unconsolidated partnerships and joint ventures, if any. Diluted FFO per share assumes the exercise of stock options and other potentially dilutive securities.



Appendix: Definitions

NATIONAL HEALTH INVESTORS

NAREIT FUNDS FROM OPERATIONS (FFO)

FFO per share, as defined by the National Association of Real Estate Investment Trusts (NAREIT) and applied by us, is calculated using the two-class method with net income allocated to common stockholders and holders of unvested restricted stock by applying the respective weighted-average shares outstanding during each period. The calculation of FFO begins with net income attributable to common stockholders (computed in accordance with GAAP) and excludes gains (or losses) from sales of real estate property, impairments of real estate, and real estate depreciation and amortization after adjusting for unconsolidated partnerships and joint ventures, if any. Diluted FFO per share assumes the exercise of stock options and other potentially dilutive securities.

NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO)

Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of non-real estate assets and liabilities, and recoveries of previous write-downs. FFO and Normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (FAD)

Normalized FAD is an important supplemental performance measure for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our senior unsecured notes and debt issuance costs to be amortized as non-cash adjustments to earnings. We also adjust Normalized FAD for the net change in our allowance for expected credit losses, non-cash stock-based compensation, SHOP recurring capital expenditures as well as certain noncash items related to our equity method investments such as straight-line lease expense and amortization of purchase accounting adjustments. Normalized FAD is an important supplemental measure of liquidity for a REIT as a useful indicator of the ability to distribute dividends to stockholders.

OCCUPANCY

Occupancy is the average percentage of all units in our SHOP segment that are occupied during the time period described. NHI defines occupancy as the average number of units occupied in any given time period divided by the total number of available units.

RETURN ON INVESTED CAPITAL (ROIC)

ROIC is a performance metric that intends to measure the percentage return earned on capital invested by a company. NHI calculates ROIC as TTM Normalized FAD plus contractual interest divided by the average of total assets plus accumulated deprecation less straight-line rent receivable over the TTM period.

RevPOR

RevPOR is the average monthly revenue generated by occupied units in the SHOP segment. NHI defines RevPOR as monthly resident fees and services revenue divided the number of monthly occupied units for the period presented.



Appendix: Definitions

Same-Store (SS)

We define Same-Store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that we may include selected properties that otherwise meet the Same-Store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in our judgment such inclusion provides a more meaningful presentation of our segment performance.

Newly acquired properties, recently developed or redeveloped properties, and properties undergoing operator transitions in our SHOP reportable business segment will be included in Same-Store after five full quarters from the date of acquisition, transition, or being placed into service. Our SHOP and NNN that have undergone operator or business model transitions will be included in Same-Store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from Same-Store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) those properties that are currently undergoing a significant disruptive redevelopment; or (iv) those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.



Reconciliations: FFO, Normalized FFO, Normalized FAD

(unaudited, $ in thousands, except share and per share amounts)	Q2 2026	Q2 2025	Q1 2026
Net income attributable to common stockholders	$55,576	$36,938	$40,024
Elimination of certain non-cash items in net income:			
Real estate depreciation	24,583	19,477	22,832
Real estate depreciation related to noncontrolling interests	(404)	(414)	(402)
Allocation to unvested restricted stock	(4)	-	(20)
Gains on sales of real estate, net	(21,967)	(110)	(2,612)
NAREIT FFO attributable to common stockholders	57,784	55,891	59,822
Proxy contest and related	-	1,308	-
Normalized FFO attributable to common stockholders	57,784	57,199	59,822
Non-cash lease revenue adjustments, net	90	(459)	(149)
Non-real estate depreciation, net	888	377	785
Amortization of debt issuance costs and discounts, net	854	940	854
Adjustments related to equity method investments, net	(324)	(1,907)	(399)
Recurring capital expenditures, net	(1,198)	(494)	(782)
Equity method investment non-refundable entrance fees	500	623	127
Allocation to unvested restricted stock	(7)	-	(4)
Note receivable credit loss expense (benefit)	(59)	(1,393)	(50)
Deferred income taxes	732	-	
Non-cash stock-based compensation	2,360	1,071	2,240
Normalized FAD attributable to common stockholders	$61,620	$55,957	$62,444
BASIC			
Weighted average common shares outstanding	48,435,914	46,691,953	48,323,945
NAREIT FFO attributable to common stockholders per share	$1.19	$1.20	$1.24
Normalized FFO attributable to common stockholders per share	$1.19	$1.23	$1.24
DILUTED			
Weighted average common shares outstanding	48,498,181	46,822,465	48,547,893
NAREIT FFO attributable to common stockholders per share	$1.19	$1.19	$1.23
Normalized FFO attributable to common stockholders per share	$1.19	$1.22	$1.23
Dividends excluding dividends on unvested restricted shares	$45,140	$42,677	$44,532
Normalized FAD payout ratio	73.3%	76.3%	71.3%

Reconciliations: Net Operating Income & Adjusted NOI

NATIONAL HEALTH INVESTORS

	Three Months Ended June 30,	
(unaudited, dollars in thousands)	2026	2025
Net Income	$ 55,357	$ 36,689
Interest	15,814	15,001
Gains on sales of real estate	(21,967)	(110)
Franchise, excise and other taxes	213	243
Legal	445	1,095
Loan and realty gains (losses)	(59)	(1,393)
General and administrative	8,823	6,125
Depreciation	25,548	19,918
Gain (loss) from equity methd investment	-	(1,524)
Proxy and related	-	1,308
Deferred income taxes	732	-
Other Income	(86)	-
Consolidated NOI	84,820	77,352
Straight-line revenue	(597)	(1,034)
Amortization of lease incentives	840	725
Amortization of commitment fees and discounts	(158)	(121)
Non-segment/Corporate	-	(35)
Adjusted NOI	$ 84,905	$ 76,887

Reconciliations: SHOP NOI & Same-Store SHOP NOI

NATIONAL HEALTH INVESTORS

Total SHOP	Q2 2025	Q1 2026	Q2 2026
Total revenues	$ 14,217	$ 37,060	$ 44,779
Labor	(4,324)	(14,699)	(18,297)
Dietary	(1,104)	(2,233)	(2,667)
Utilities	(940)	(2,471)	(2,277)
Taxes and insurance	(1,413)	(2,897)	(3,100)
Management fees	-	(1,946)	(2,172)
Other senior housing operating expenses	(2,615)	(3,923)	(5,244)
NOI	3,821	8,891	11,022
Depreciation	(2,811)	(7,114)	(9,192)
Net income (loss)	$ 1,010	$ 1,777	$ 1,830
Units	1,732	3,469	4,001
Occupancy	89.1%	86.6%	85.9%
Average occupied units	1,543	3,004	3,437
RevPOR	$3,071	$4,303	$4,543
NOI Margin	26.9%	24.0%	24.6%

Same-Store SHOP	Q2 2025	Q1 2026	Q2 2026
Total revenues	$ 14,217	$ 14,054	$ 44,779
Labor	(4,324)	(4,467)	(18,297)
Dietary	(1,104)	(1,035)	(2,667)
Utilities	(940)	(1,129)	(2,277)
Taxes and insurance	(1,413)	(1,551)	(3,100)
Management fees	-	(710)	(2,172)
Other senior housing operating expenses	(2,615)	(2,150)	(5,244)
NOI	3,821	3,012	11,022
Depreciation	(2,811)	(2,984)	(9,192)
Net income (loss)	$ 1,010	$ 28	$ 1,830
Units	1,732	1,732	4,001
Occupancy	89.1%	85.8%	85.9%
Average occupied units	1,543	1,487	3,437
RevPOR	$3,071	$3,151	$4,543
NOI Margin	26.9%	21.4%	24.6%

Reconciliations: Adjusted EBITDA

(unaudited, dollars in thousands)	Three Months Ended June 30, 2026	2025
Net income	$ 55,357	$ 36,689
Interest expense	15,814	15,001
Franchise, excise, and other taxes	213	243
Depreciation	25,548	19,918
Gains on sales of real estate, net	(21,967)	(110)
Notes receivable credit loss (benefit) expense	(59)	(1,393)
Deferred income taxes	732	-
Adjusted EBITDA	75,638	70,348
Interest expense at contractual rates	14,954	14,062
Principal payments	-	110
Fixed Charges	$ 14,954	$ 14,172
Fixed Charge Coverage	5.1x	5.0x
Net Debt to Adjusted EBITDA		
Consolidated Total Debt	$ 1,274,522	
Less: cash and cash equivalents	(30,388)	
Consolidated Net Debt	1,244,134	
Adjusted EBITDA	75,638	
Annualizing Adjustment	226,914	
Annualized impact of recent investments	1,216	
	$ 303,768	
Consolidated Net Debt to Adjusted EBITDA	4.1x	

Return on Invested Capital


Return on Invested Capital
8.33%
8.27%
8.16%
8.04%
7.92%
7.69%
7.53%
7.30%
7.16%
7.47%
7.58%
7.72%
7.80%
7.65%
7.81%
7.94%
8.05%
8.28%
8.29%
8.34%
8.27%
8.25%
8.45%
8.38%
8.41%
8.51%
1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26

Refer to Appendix for definitions and relevant non-GAAP reconciliations.

Reconciliations: ROIC

NATIONAL HEALTH INVESTORS

(dollars in thousands)	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23
Total Assets	$ 3,166,971	$ 3,139,273	$ 3,120,346	$ 3,183,273	$ 3,077,445	$ 2,912,177	$ 2,838,876	$ 2,802,503	$ 2,587,291	$ 2,508,785	$ 2,507,424	$ 2,533,230
Add: Accumulated Depreciation	555,762	576,605	597,638	618,299	622,943	593,215	576,668	582,175	593,036	599,423	611,688	625,743
Less: Straight-line Receivable	(89,090)	(92,418)	(95,703)	(98,354)	(97,723)	(99,895)	(96,198)	(94,739)	(79,697)	(81,959)	(76,895)	(79,103)
Invested Capital	$ 3,633,643	$ 3,623,460	$ 3,622,281	$ 3,703,218	$ 3,602,665	$ 3,405,497	$ 3,319,346	$ 3,289,939	$ 3,100,630	$ 3,026,249	$ 3,042,217	$ 3,079,870
Normalized FAD	$ 60,925	$ 60,270	$ 59,003	$ 59,551	$ 52,839	$ 51,173	$ 45,911	$ 52,669	$ 56,279	$ 47,378	$ 44,712	$ 47,739
Add: Contractual Interest	12,832	11,907	11,537	12,230	12,188	12,085	11,668	9,558	10,262	10,821	11,847	13,440
FAD before contractual interest	$ 73,757	$ 72,177	$ 70,540	$ 71,781	$ 65,027	$ 63,258	$ 57,579	$ 62,227	$ 66,541	$ 58,199	$ 56,559	$ 61,179
TTM Invested Capital	$ 3,511,852	$ 3,555,284	$ 3,593,428	$ 3,639,943	$ 3,637,053	$ 3,591,424	$ 3,530,601	$ 3,464,133	$ 3,343,616	$ 3,228,332	$ 3,155,676	$ 3,107,781
TTM Normalized FAD plus contractual interest	$ 290,548	$ 290,094	$ 289,023	$ 288,256	$ 279,525	$ 270,606	$ 257,645	$ 248,091	$ 249,605	$ 244,546	$ 243,526	$ 242,479
Return on Invested Capital	8.27%	8.16%	8.04%	7.92%	7.69%	7.53%	7.30%	7.16%	7.47%	7.58%	7.72%	7.80%

(dollars in thousands)	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	1Q26	2Q26
Total Assets	$ 2,498,495	$ 2,499,090	$ 2,488,480	$ 2,478,125	$ 2,476,912	$ 2,460,090	$ 2,614,371	$ 2,782,885	$ 2,695,959	$ 2,690,064	$ 2,796,887	$ 2,889,865	$ 2,964,202
Add: Accumulated Depreciation	638,631	656,155	673,276	690,790	705,829	723,606	742,295	761,462	781,390	801,614	821,982	843,828	716,370
Less: Straight-line Receivable	(82,295)	(83,549)	(84,713)	(84,257)	(85,321)	(86,334)	(87,150)	(88,311)	(89,097)	(77,906)	(78,891)	(79,303)	(74,997))
Invested Capital	$ 3,054,831	$ 3,071,696	$ 3,077,043	$ 3,084,659	$ 3,097,420	$ 3,097,362	$ 3,269,516	$ 3,456,036	$ 3,388,251	$ 3,413,772	$ 3,539,978	$ 3,654,389	$ 3,605,575
Normalized FAD	$ 44,586	$ 48,171	$ 47,347	$ 50,975	$ 51,780	$ 49,383	$ 52,071	$ 56,001	$ 55,957	$ 62,248	$ 57,943	$ 62,741	$ 61,620
Add: Contractual Interest	13,612	14,387	14,164	14,088	14,028	14,129	14,066	13,359	14,062	13,108	13,412	14,186	14,956
FAD before contractual interest	$ 58,198	$ 62,558	$ 61,511	$ 65,063	$ 65,808	$ 63,512	$ 66,137	$ 69,360	$ 70,019	$ 75,356	$ 71,355	$ 76,657	$ 76,576
TTM Average Invested Capital	$ 3,060,759	$ 3,054,973	$ 3,065,131	$ 3,073,620	$ 3,077,130	$ 3,085,636	$ 3,125,200	$ 3,200,999	$ 3,261,717	$ 3,324,987	$ 3,413,511	$ 3,490,485	$ 3,520,393
TTM Normalized FAD plus contractual interest	$ 234,136	$ 238,495	$ 243,447	$ 247,329	$ 254,939	$ 255,893	$ 260,518	$ 264,815	$ 269,028	$ 280,872	$ 286,090	$ 293,387	$ 299,944
Return on Invested Capital	7.65%	7.81%	7.94%	8.05%	8.28%	8.29%	8.34%	8.27%	8.25%	8.45%	8.38%	8.41%	8.52%

NHI®

NATIONAL HEALTH INVESTORS